Exhibit 99.1

                                                                February 1, 2008

Edward L. Torres
Chief Executive Officer
& Chairperson
Environmental Service Professionals,  Inc.
1111 E. Tahquitz Canyon Way, Suite 110
Palm Springs, CA  92262

Mr. Torres:

        Re:     Resignation as a Member of the Board of Directors
                -------------------------------------------------

As discussed during the February 1, 2008, conference call I am submitting my resignation as a Member of the Board of Directors of Environmental Service Professionals, Inc. effective immediately.

Yours Truly,

/s/Joseph T. Leone

Joseph T. Leone

ESP Board of Directors
C/O Ed Torres Chairman
1111 E. Tahquitz Canyon Way
Palm Springs, CA  92262

Sent via: Facsimile to 760 327 5630, Email, and USPS

8 February 2008

Re: Francis X. Finigan resignation from the ESP Board of Directors

Dear ESP Board of Directors:

I hereby resign from the ESP Board of Directors effective immediately.

Respectfully,

/s/Francis X. Finigan

Francis X. Finigan

CC by email ESP individual Board Members